UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2007
BELO CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8598	75-0135890
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)
P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Savings Plan
Second Amendment to 2004 Executive Compensation Plan
First Amendment to the G. B. Dealey Retirement Pension Plan
Pension Transition Supplement Plan
Pension Transition Supplement Restoration Plan
Supplemental Executive Retirement Plan

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2007, the Board of Directors of Belo Corp. (“Belo” or the “Company”) elected the following officers to serve in the positions indicated next to their names, to be effective as of the date of the distribution of A. H. Belo Corporation common stock to the Company’s shareholders (the “Distribution Date”), and to continue in such positions with the Company after the Distribution Date:

Dunia A. Shive	President and Chief Executive Officer
Carey P. Hendrickson	Senior Vice President/Chief Accounting Officer
Effective as of the Distribution Date, Robert W. Decherd will no longer serve as Chief Executive Officer of Belo Corp. and will become the non-executive Chairman of the Board of Belo Corp. Mr. Decherd will also serve as Chairman of the Board, President and Chief Executive Officer of A. H. Belo Corporation.
In addition, and in connection with the distribution transaction, Belo Corp.’s Board of Directors will be reduced in size to ten members. Effective as of the Distribution Date, Belo Corp.’s Board of Directors will consist of the following directors:

Class I Directors:	Class II Directors:	Class III Directors:

Robert W. Decherd	James M. Moroney III	Dealey D. Herndon
Dunia A. Shive	Henry P. Becton, Jr.	Judith L. Craven, M.D., M.P.H.
M. Anne Szostak	William T. Solomon	Wayne R. Sanders
Lloyd D. Ward
Class I directors’ terms expire at the 2008 annual meeting; Class II directors’ terms expire at the 2009 annual meeting; and Class III directors’ terms expire at the 2010 annual meeting. Robert W. Decherd and Dealey D. Herndon will serve as directors of both Belo Corp. and A. H. Belo Corporation. Effective as of the Distribution Date, Louis E. Caldera, Douglas G. Carlston, Laurence E. Hirsch, and J. McDonald Williams will no longer serve on the Belo Corp. Board of Directors, and will serve instead on the Board of Directors of A. H. Belo Corporation.
In connection with the distribution, the Company agreed to pay to certain officers and managers special 2008 retention bonuses payable ninety days after the Distribution Date. No member of the Company’s Management Committee will receive such bonuses.
On December 7, 2007, the Board of Directors of Belo Corp., based on the recommendation of the Compensation Committee, approved special bonus awards to members of Belo’s Management Committee, other than Robert W. Decherd, that will be incremental to their earned cash incentive bonus awards for 2007. Rather than granting only cash incentive awards that are based on 2007 corporate financial performance, the Board determined that in light of the distribution transaction and the executives’ strategic roles in that transaction, discretionary cash bonus awards were also appropriate. As such, the Committee recommended aggregate cash bonus determinations for 2007 for the Company’s named executive officers which are based, in part, on the historical annual incentive target awards that are tied to corporate financial performance, and in part on a discretionary component related to the distribution. The aggregate total of these cash awards for 2007 for the Company’s named executive officers other than Robert W. Decherd, inclusive of the performance and discretionary components, will be as follows: Dunia A. Shive, President and Chief Operating Officer — $600,000; Dennis A. Williamson, Executive Vice President/Chief Financial Officer — $500,000; and Guy H. Kerr, Executive Vice President/Law and Government — $525,000. These cash awards for these named executive officers are payable in early 2008 prior to the Distribution Date. In addition, the Compensation Committee on December 6, 2007 approved, and the Board of Directors on December 7, 2007 ratified, an aggregate cash bonus award for 2007 of $3,000,000 for Robert W. Decherd that includes both a performance and discretionary component. The discretionary portion of Mr. Decherd’s cash bonus is payable after the Distribution Date and is contingent upon the consummation of the distribution.
In addition, on December 6, 2007, the Compensation Committee approved, and on December 7, 2007, the Board of Directors ratified, Robert W. Decherd’s and Dunia A. Shive’s compensation packages for 2008. Mr. Decherd’s 2008 base salary has been set at $800,000, with a target bonus opportunity set at 90% of his base salary. Ms. Shive’s 2008 base salary has been set at $775,000, with a target bonus opportunity set at 85% of her base salary. In addition, Mr. Decherd and Ms. Shive were awarded 157,640 and 87,240 time-based restricted stock units, respectively, as the sole component of their 2008 long-term incentive compensation.
On December 7, 2007, the Board of Directors approved Carey P. Hendrickson’s compensation package for 2008 in anticipation of his new position as Senior Vice President/Chief Accounting Officer of Belo Corp. effective as of the Distribution Date. Mr. Hendrickson currently serves as Belo’s vice president/Human Resources, a position he assumed in May 2007. He held the position of vice president/Investor Relations and Corporate Communications from November 2004 until May 2007 and vice president/Investor Relations from January 2000 through October 2004. He began his career with Belo in 1992 as manager of financial planning, and then served as assistant controller from 1995 until 1997, when he was named vice president/Strategic and Financial Planning. He received a Bachelor of Arts in accounting from Baylor in 1985 and a Master of Business Administration with a concentration in finance from The University of Texas at Arlington in 1995. His 2008 base salary has been set at $255,000, with a target bonus set at 35% of his base salary. He was awarded 9,030 time-based restricted stock units as the sole component of his 2008 long-term incentive compensation. In addition, in connection with the distribution transaction, Mr. Hendrickson will be entitled to receive a retention bonus of $51,000 to be paid 90 days after the Distribution Date, and a guaranteed 2008 cash incentive bonus payable at a minimum of 100% of target in 2009.
The Company did not award stock options or performance-related restricted stock units to any of its executive officers in light of the contemplated distribution of A. H. Belo Corporation common stock. The following named executive officers received time-based restricted stock unit awards that vest at the end of a three-year period as the sole component of their 2008 long-term incentive compensation: Dennis A. Williamson — 51,140; and Guy H. Kerr — 42,120.

Item 8.01. Other Events.
On December 7, 2007, the Board of Directors of Belo Corp. approved amendments to the Belo Savings Plan and restated the plan to incorporate the amendments. The amendments incorporate a safe harbor matching contribution formula enacted as part of the Pension Protection Act of 2006. The new formula will result in the same aggregate matching contribution as presently is in effect for a participant who defers at least 6% of pay. In addition, the plan has been amended to include an automatic enrollment feature in the event a participant does not make an affirmative contribution election, and, in order to comply with vesting requirements for an automatic enrollment safe harbor plan, the vesting schedule under the plan has been amended to fully vest participants in matching and profit sharing contributions after two years of service. The plan is also being amended to reflect technical changes required by the Pension Protection Act of 2006. The text of the Amended and Restated Belo Savings Plan is attached hereto as Exhibit 99.1.
The Belo Compensation Committee has also approved changes to the Belo 2004 Executive Compensation Plan to comply with Section 409A of the Internal Revenue Code with respect to the payment of executive and director compensation. The text of the Second Amendment to the Belo 2004 Executive Compensation Plan dated December 7, 2007 and effective January 1, 2008 is attached hereto as Exhibit 99.2.
In addition, on December 7, 2007, the Belo Board of Directors approved technical changes to The G. B. Dealey Retirement Pension Plan (the Pension Plan). The First Amendment to The G. B. Dealey Retirement Pension Plan incorporates certain technical amendments required by the Pension Protection Act of 2006. As required by that act, a new optional form of annuity has been added to the Pension Plan to permit participants to choose a joint and 75% survivor form of annuity. The Pension Plan has also been amended to permit non-spousal beneficiaries to roll over a lump sum distribution from the Pension Plan to an individual retirement account. The text of amendments to the Pension Plan is attached hereto as Exhibit 99.3.
Also on December 7, 2007, the Belo Board of Directors adopted the Belo Pension Transition Supplement Plan, or PTS Plan. The PTS Plan was adopted to provide those employees who participated in the Pension Plan and were affected by the previously-announced Pension Plan freeze a supplemental benefit designed to replace a portion of the pension benefit they would have earned had the Pension Plan not been frozen. The PTS Plan is an account balance plan that is intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The text of the PTS Plan is attached hereto as Exhibit 99.4.
On December 7, 2007, the Belo Board of Directors adopted the Belo Pension Transition Supplement Restoration Plan, or the Restoration Plan, as a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Internal Revenue Code limitations on the amount of qualified plan benefits. The text of the Restoration Plan is attached hereto as Exhibit 99.5.
The Board of Directors also approved amendments to the Belo Supplemental Executive Retirement Plan, or SERP, and restated the plan to incorporate the amendments. These changes to the SERP suspend Company contributions until the SERP is redesigned following the distribution of A. H. Belo Corporation common stock. In addition, the amendments cause all current employee SERP participants to be fully vested and require the distribution of all SERP benefits to these participants in 2008. The text of the Amended and Restated Belo Supplemental Executive Retirement Plan is attached hereto as Exhibit 99.6.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Belo Savings Plan as Amended and Restated Effective January 1, 2008

	99.2	Second Amendment to Belo 2004 Executive Compensation Plan

99.3	First Amendment to The G. B. Dealey Retirement Pension Plan effective as of January 1, 2008

99.4	Belo Pension Transition Supplement Plan Effective April 1, 2007

99.5	Belo Pension Transition Supplement Restoration Plan Effective April 1, 2007

99.6	Belo Supplemental Executive Retirement Plan as Amended and Restated Effective January 1, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 11, 2007

BELO CORP.
By:	/s/ Russell F. Coleman
Russell F. Coleman
Vice President/General Counsel